Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Satya Kumar	Mark Plungy
	Investor Relations	Media Relations
	satyakumar@micron.com	mplungy@micron.com
	(408) 450-6199	(408) 203-2910

MICRON TECHNOLOGY, INC. REPORTS RESULTS FOR THE
FOURTH QUARTER AND FULL YEAR OF FISCAL 2025

Record fiscal Q4 and full-year revenue driven by AI data center growth
Forecasting $1.2 billion in sequential revenue growth with gross margins exceeding 50%

BOISE, Idaho, September 23, 2025 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its fourth quarter and full year of fiscal 2025, which ended August 28, 2025.

Fiscal Q4 2025 highlights
•Revenue of $11.32 billion versus $9.30 billion for the prior quarter and $7.75 billion for the same period last year
•GAAP net income of $3.20 billion, or $2.83 per diluted share
•Non-GAAP net income of $3.47 billion, or $3.03 per diluted share
•Operating cash flow of $5.73 billion versus $4.61 billion for the prior quarter and $3.41 billion for the same period last year
Fiscal 2025 highlights
•Revenue of $37.38 billion versus $25.11 billion for the prior year
•GAAP net income of $8.54 billion, or $7.59 per diluted share
•Non-GAAP net income of $9.47 billion, or $8.29 per diluted share
•Operating cash flow of $17.53 billion versus $8.51 billion for the prior year

“Micron closed out a record-breaking fiscal year with exceptional Q4 performance, underscoring our leadership in technology, products, and operational execution,” said Sanjay Mehrotra, Chairman, President and CEO of Micron Technology. “In fiscal 2025, we achieved all-time highs across our data center business and are entering fiscal 2026 with strong momentum and our most competitive portfolio to date. As the only U.S.-based memory manufacturer, Micron is uniquely positioned to capitalize on the AI opportunity ahead.”

Quarterly Financial Results
(in millions, except per share amounts)	GAAP(1)			Non-GAAP(2)
	FQ4-25	FQ3-25	FQ4-24	FQ4-25	FQ3-25	FQ4-24

Revenue	$11,315	$9,301	$7,750	$11,315	$9,301	$7,750
Gross margin	5,054	3,508	2,737	5,169	3,623	2,826
percent of revenue	44.7%	37.7%	35.3%	45.7%	39.0%	36.5%
Operating expenses	1,400	1,339	1,215	1,214	1,133	1,081
Operating income	3,654	2,169	1,522	3,955	2,490	1,745
percent of revenue	32.3%	23.3%	19.6%	35.0%	26.8%	22.5%
Net income	3,201	1,885	887	3,469	2,181	1,342
Diluted earnings per share	2.83	1.68	0.79	3.03	1.91	1.18

Annual Financial Results
(in millions, except per share amounts)	GAAP(1)		Non-GAAP(2)
	FY-25	FY-24	FY-25	FY-24

Revenue	$37,378	$25,111	$37,378	$25,111
Gross margin	14,873	5,613	15,286	5,943
percent of revenue	39.8%	22.4%	40.9%	23.7%
Operating expenses	5,103	4,309	4,440	4,008
Operating income	9,770	1,304	10,846	1,935
percent of revenue	26.1%	5.2%	29.0%	7.7%
Net income	8,539	778	9,470	1,472
Diluted earnings per share	7.59	0.70	8.29	1.30

Investments in capital expenditures, net(2) were $4.93 billion for the fourth quarter of 2025 and $13.80 billion for the full year of 2025. Adjusted free cash flow(2) was $803 million for the fourth quarter of 2025 and $3.72 billion for the full year of 2025. Micron ended the year with cash, marketable investments, and restricted cash of $11.94 billion. On September 23, 2025, Micron’s Board of Directors declared a quarterly dividend of $0.115 per share, payable in cash on October 21, 2025, to shareholders of record as of the close of business on October 3, 2025.

Quarterly Business Unit Financial Results
	FQ4-25	FQ3-25	FQ4-24

Cloud Memory Business Unit
Revenue	$4,543	$3,386	$1,449
Gross margin	59%	58%	49%
Operating margin	48%	46%	33%

Core Data Center Business Unit
Revenue	$1,577	$1,530	$2,048
Gross margin	41%	38%	41%
Operating margin	25%	20%	27%

Mobile and Client Business Unit
Revenue	$3,760	$3,255	$3,019
Gross margin	36%	24%	32%
Operating margin	29%	15%	20%

Automotive and Embedded Business Unit
Revenue	$1,434	$1,127	$1,230
Gross margin	31%	26%	24%
Operating margin	20%	11%	11%

Business Outlook

The following table presents Micron’s guidance for the first quarter of 2026:

FQ1-26	GAAP(1) Outlook	Non-GAAP(2) Outlook

Revenue	$12.50 billion ± $300 million	$12.50 billion ± $300 million
Gross margin	50.5% ± 1.0%	51.5% ± 1.0%
Operating expenses	$1.49 billion ± $20 million	$1.34 billion ± $20 million
Diluted earnings per share	$3.56 ± $0.15	$3.75 ± $0.15

Further information regarding Micron’s business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Investor Webcast

Micron will host a conference call on Tuesday, September 23, 2025 at 2:30 p.m. Mountain Time to discuss its fourth quarter financial results and provide forward-looking guidance for its first quarter. A live webcast of the call will be available online at investors.micron.com. A webcast replay will be available for one year after the call.

We encourage you to visit our website at micron.com throughout the quarter for the most current information on the company, including information on financial conferences that we may be attending. You can also follow us on LinkedIn, X (@MicronTech) and YouTube (@MicronTechnology).

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions transforming how the world uses information to enrich life for all. With a relentless focus on our customers, technology leadership, and manufacturing and operational excellence, Micron delivers a rich portfolio of high-performance DRAM, NAND, and NOR memory and storage products through our Micron® and Crucial® brands. Every day, the innovations that our people create fuel the data economy, enabling advances in artificial intelligence (AI) and compute-intensive applications that unleash opportunities — from the data center to the intelligent edge and across the client and mobile user experience. To learn more about Micron Technology, Inc. (Nasdaq: MU), visit micron.com.

© 2025 Micron Technology, Inc. All rights reserved. Micron, the Micron logo, and all other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding our industry, our strategic position, and our financial and operating results, including our guidance for the first quarter and full year fiscal 2026. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, including our most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at investors.micron.com/risk-factor. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements to conform these statements to actual results.

(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings; adjusted free cash flow; investments in capital expenditures, net; and business outlook. Further information regarding Micron’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	4th Qtr.	3rd Qtr.	4th Qtr.	Year Ended
	August 28, 2025	May 29, 2025	August 29, 2024	August 28, 2025	August 29, 2024

Revenue	$11,315	$9,301	$7,750	$37,378	$25,111
Cost of goods sold	6,261	5,793	5,013	22,505	19,498
Gross margin	5,054	3,508	2,737	14,873	5,613

Research and development	1,047	965	903	3,798	3,430
Selling, general, and administrative	314	318	295	1,205	1,129
Restructure and asset impairments	38	1	1	39	1
Other operating (income) expense, net	1	55	16	61	(251)
Operating income	3,654	2,169	1,522	9,770	1,304

Interest income	146	135	131	496	529
Interest expense	(124)	(123)	(136)	(477)	(562)
Other non-operating income (expense), net	(45)	(68)	(7)	(135)	(31)
	3,631	2,113	1,510	9,654	1,240

Income tax (provision) benefit	(429)	(235)	(623)	(1,124)	(451)
Equity in net income (loss) of equity method investees	(1)	7	—	9	(11)
Net income	$3,201	$1,885	$887	$8,539	$778

Earnings per share
Basic	$2.86	$1.69	$0.80	$7.65	$0.70
Diluted	2.83	1.68	0.79	7.59	0.70

Number of shares used in per share calculations
Basic	1,120	1,118	1,108	1,116	1,105
Diluted	1,131	1,125	1,125	1,125	1,118

MICRON TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

As of	August 28, 2025	May 29, 2025	August 29, 2024

Assets
Cash and equivalents	$9,642	$10,163	$7,041
Short-term investments	665	648	1,065
Receivables	9,265	7,436	6,615
Inventories	8,355	8,727	8,875
Other current assets	914	945	776
Total current assets	28,841	27,919	24,372
Long-term marketable investments	1,629	1,402	1,046
Property, plant, and equipment	46,590	44,773	39,749
Operating lease right-of-use assets	736	628	645
Intangible assets	453	426	416
Deferred tax assets	616	483	520
Goodwill	1,150	1,150	1,150
Other noncurrent assets	2,783	1,616	1,518
Total assets	$82,798	$78,397	$69,416

Liabilities and equity
Accounts payable and accrued expenses	$9,649	$8,761	$7,299
Current debt	560	538	431
Other current liabilities	1,245	836	1,518
Total current liabilities	11,454	10,135	9,248
Long-term debt	14,017	15,003	12,966
Noncurrent operating lease liabilities	701	600	610
Noncurrent unearned government incentives	1,018	603	550
Other noncurrent liabilities	1,443	1,308	911
Total liabilities	28,633	27,649	24,285

Commitments and contingencies

Shareholders’ equity
Common stock	127	126	125
Additional capital	13,339	12,960	12,115
Retained earnings	48,583	45,559	40,877
Treasury stock	(7,852)	(7,852)	(7,852)
Accumulated other comprehensive income (loss)	(32)	(45)	(134)
Total equity	54,165	50,748	45,131
Total liabilities and equity	$82,798	$78,397	$69,416

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

For the year ended	August 28, 2025	August 29, 2024

Cash flows from operating activities
Net income	$8,539	$778
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense and amortization of intangible assets	8,352	7,780
Stock-based compensation	972	833
Change in operating assets and liabilities:
Receivables	(1,776)	(3,581)
Inventories	520	(488)
Accounts payable and accrued expenses	862	1,915
Other current liabilities	(272)	989
Other	328	281
Net cash provided by operating activities	17,525	8,507

Cash flows from investing activities
Expenditures for property, plant, and equipment	(15,857)	(8,386)
Purchases of available-for-sale securities	(1,890)	(1,999)
Proceeds from government incentives	2,005	315
Proceeds from maturities and sales of available-for-sale securities	1,698	1,794
Other	(43)	(33)
Net cash used for investing activities	(14,087)	(8,309)

Cash flows from financing activities
Repayments of debt	(4,619)	(1,897)
Payments of dividends to shareholders	(522)	(513)
Repurchases of common stock - repurchase program	—	(300)
Payments on equipment purchase contracts	—	(149)
Proceeds from issuance of debt	4,430	999
Other	(139)	18
Net cash used for financing activities	(850)	(1,842)

Effect of changes in currency exchange rates on cash, cash equivalents, and restricted cash	6	40

Net increase (decrease) in cash, cash equivalents, and restricted cash	2,594	(1,604)
Cash, cash equivalents, and restricted cash at beginning of period	7,052	8,656
Cash, cash equivalents, and restricted cash at end of period	$9,646	$7,052

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	4th Qtr.	3rd Qtr.	4th Qtr.	Year Ended
	August 28, 2025	May 29, 2025	August 29, 2024	August 28, 2025	August 29, 2024

GAAP gross margin	$5,054	$3,508	$2,737	$14,873	$5,613
Stock-based compensation	115	115	85	409	312
Other	—	—	4	4	18
Non-GAAP gross margin	$5,169	$3,623	$2,826	$15,286	$5,943

GAAP operating expenses	$1,400	$1,339	$1,215	$5,103	$4,309
Stock-based compensation	(147)	(148)	(128)	(566)	(509)
Restructure and asset impairments	(38)	(1)	(1)	(39)	(1)
Patent license charges	—	(57)	—	(57)	—
Patent cross-license agreement gain	—	—	—	—	200
Other	(1)	—	(5)	(1)	9
Non-GAAP operating expenses	$1,214	$1,133	$1,081	$4,440	$4,008

GAAP operating income	$3,654	$2,169	$1,522	$9,770	$1,304
Stock-based compensation	262	263	213	975	821
Restructure and asset impairments	38	1	1	39	1
Patent license charges	—	57	—	57	—
Patent cross-license agreement gain	—	—	—	—	(200)
Other	1	—	9	5	9
Non-GAAP operating income	$3,955	$2,490	$1,745	$10,846	$1,935

GAAP net income	$3,201	$1,885	$887	$8,539	$778
Stock-based compensation	262	263	213	975	821
Restructure and asset impairments	38	1	1	39	1
Loss on debt prepayments	9	46	—	59	1
Patent license charges	—	57	—	57	—
Patent cross-license agreement gain	—	—	—	—	(200)
Other	1	—	5	1	(1)
Estimated tax effects of above and other tax adjustments	(42)	(71)	236	(200)	72
Non-GAAP net income	$3,469	$2,181	$1,342	$9,470	$1,472

GAAP weighted-average common shares outstanding - Diluted	1,131	1,125	1,125	1,125	1,118
Adjustment for stock-based compensation	14	19	12	18	16
Non-GAAP weighted-average common shares outstanding - Diluted	1,145	1,144	1,137	1,143	1,134

GAAP diluted earnings per share	$2.83	$1.68	$0.79	$7.59	$0.70
Effects of the above adjustments	0.20	0.23	0.39	0.70	0.60
Non-GAAP diluted earnings per share	$3.03	$1.91	$1.18	$8.29	$1.30

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	4th Qtr.	3rd Qtr.	4th Qtr.	Year Ended
	August 28, 2025	May 29, 2025	August 29, 2024	August 28, 2025	August 29, 2024

GAAP net cash provided by operating activities	$5,730	$4,609	$3,405	$17,525	$8,507

Expenditures for property, plant, and equipment	(5,658)	(2,938)	(3,120)	(15,857)	(8,386)
Payments on equipment purchase contracts	—	—	(22)	—	(149)
Proceeds from sales of property, plant, and equipment	20	12	12	48	99
Proceeds from government incentives	711	266	48	2,005	315
Investments in capital expenditures, net	(4,927)	(2,660)	(3,082)	(13,804)	(8,121)
Adjusted free cash flow	$803	$1,949	$323	$3,721	$386

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating expenses, operating income, net income, diluted shares, diluted earnings per share, and adjusted free cash flow. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from amounts presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management excludes the following items as applicable in analyzing our operating results and understanding trends in our earnings:

•Stock-based compensation;
•Gains and losses from settlements;
•Gains and losses from debt prepayments;
•Restructure and asset impairments; and
•The estimated tax effects of above, non-cash changes in net deferred income taxes, assessments of tax exposures, certain tax matters related to prior fiscal periods, and significant changes in tax law. The divergence between our GAAP and non-GAAP income tax (provision) benefit relates to the difference in our GAAP and non-GAAP estimated annual effective tax rates, which are computed separately.

Non-GAAP diluted shares are adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

FQ1-26	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$12.50 billion ± $300 million	—		$12.50 billion ± $300 million
Gross margin	50.5% ± 1.0%	1.0%	A	51.5% ± 1.0%
Operating expenses	$1.49 billion ± $20 million	$148 million	B	$1.34 billion ± $20 million
Diluted earnings per share(1)	$3.56 ± $0.15	$0.19	A, B, C	$3.75 ± $0.15

Non-GAAP Adjustments (in millions)

A	Stock-based compensation – cost of goods sold	$111
B	Stock-based compensation – research and development	98
B	Stock-based compensation – sales, general, and administrative	50
C	Tax effects of the above items and other tax adjustments	(39)
		$220

(1)GAAP earnings per share based on approximately 1.13 billion diluted shares and non-GAAP earnings per share based on approximately 1.15 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, additional restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.